UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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TETRA Technologies, Inc.

(Name of Registrant as Specified in its Charter)

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On April 3, 2025, TETRA Technologies, Inc. issued the following press release:

TETRA TECHNOLOGIES, INC. ANNOUNCES WITHDRAWAL OF INVESTOR GROUP NOMINEES

2025 Annual Meeting of Shareholders Continues as Planned

Notes Shareholders Are Not Required to Take Any Action At This Time

THE WOODLANDS, Texas, April 3, 2025/ PRNewswire / – TETRA Technologies, Inc. (“TETRA” or the “Company”) (NYSE: TTI), a leader in delivering energy services and new energy solutions, yesterday received notice from the investor group led by Brad Radoff (the “Investor Group”) of its irrevocable withdrawal of its four director nominees. As a result, TETRA’s 2025 Annual Meeting of Shareholders will be uncontested and continue as previously planned. The Company expects to file a definitive proxy statement with the U.S. Securities and Exchange Commission in the near term.

The TETRA Board and management team wish to thank its shareholders for their constructive engagement and look forward to continued engagement leading up to the annual meeting and beyond.

Company Overview

TETRA Technologies, Inc. is an energy services and solutions company focused on developing environmentally conscious services and solutions that help make people’s lives better. With operations on six continents, the Company’s portfolio consists of Energy Services, Industrial Chemicals, and Lithium Ventures. In addition to providing products and services to the oil and gas industry and calcium chloride for diverse applications, TETRA is expanding into the low-carbon energy market with chemistry expertise, key mineral acreage, and global infrastructure, helping to meet the demand for sustainable energy in the twenty-first century. Visit the Company’s website at www.onetetra.com for more information.

Cautionary Statement Regarding Forward Looking Statements

This press release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “see,” “expectation,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements regarding the Company’s beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company, input received from outside expertized service providers, as well as its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a myriad of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performance or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company’s Annual Report on Form 10-K, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”).

Important Additional Information

The Company intends to file a proxy statement and proxy card with the SEC in connection with the solicitation of proxies for the Annual Meeting. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. Shareholders will be able to obtain the Company’s proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://ir.onetetra.com/annual-shareholder-meeting.

Participant Information

For participant information, see the Company’s soliciting material filed as “DEFA14A” with the SEC on March  25, 2025, and available here.

SOURCE TETRA Technologies, Inc.

For further information: Investor Contact: Elijio Serrano, CFO, TETRA Technologies, Inc., (281) 367-1983, eserrano@onetetra.com OR Kurt Hallead, Treasurer and Vice President of Investor Relations, (281) 367-1983, khallead@onetetra.com.